77Q1(e)(2)


Amendment No. 4 to Management Agreement between American Century Capital Portfolios, Inc. and American Century Investment Management, Inc., effective as of May 1, 2015 (filed electronically as Exhibit d7 to Post-Effective Amendment No. 71 to the Registration Statement of the Registrant on May 7, 2015, File No. 33-64872, and incorporated herein by reference.)